UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Bloom Energy Corp.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

BLOOM ENERGY CORPORATION 4353 NORTH FIRST STREET SAN JOSE, CALIFORNIA 95134	Your Vote Counts! BLOOM ENERGY CORPORATION 2022 Annual Meeting Vote by May 10, 2022 11:59 PM ET

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You invested in BLOOM ENERGY CORPORATION and it’s time to vote!
You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 11, 2022.

Get informed before you vote
View the Annual Report and Notice and Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 27, 2022. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit www.ProxyVote.com
Control #

Smartphone users Point your camera here and vote without entering a control number	Vote Virtually at the Meeting* May 11, 2022 9:00 AM PDT

Virtually at: www.virtualshareholdermeeting.com/BE2022

*	Please check the meeting materials for instructions on how to access the meeting.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the more complete meeting materials that are available to you on the Internet. You may view the meeting materials at www.ProxyVote.com or easily request a paper copy.
We encourage you to access and review all of the important
information contained in the meeting materials before voting.
Please follow the instructions on the reverse side to vote these important matters.

Board
Voting Items		Recommends
1.	Election of Class I Directors
	Nominees:	For
01) Mary K. Bush
02) KR Sridhar
2.	To approve, on an advisory basis, the compensation of our named executive officers.	For
3.	To approve an amendment to our restated certificate of incorporation to increase the authorized Preferred Stock.	For
4.	To approve an amendment to the choice of forum provisions in our restated certificate of incorporation to, among other things, align with the bylaws.	For
5.	To approve an amendment to the 2018 Employee Stock Purchase Plan to increase the share pool.	For
6.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022.	For
NOTE: Such other business as may properly come before the meeting or any adjournment, continuation or postponement thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.

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